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                                                                         Exhibit

Securities and Exchange Commission
Washington, DC  20549

RE:  JILLIAN'S ENTERTAINMENT CORPORATION
     FORM 12b-25
     NOTIFICATION OF LATE FILING

     This will confirm the statement included in Part III "Narrative" of Form 12b-25 relating to the Registrant's inability to file their Form 10-KSB for the fiscal year ended March 31, 1996 by July 1, 1996. BDO Seidman, LLP was engaged as the Company's auditors for the year ended March 31, 1996 on June 11, 1996. The period from June 11, 1996 to July 1, 1996 is not adequate to enable us to complete all necessary audit procedures to issue our opinion on the Company's 1996 financial statements.

                                                          /s/  BDO Seidman, LLP

June 28, 1996
Boston, Massachusetts